UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2013

Commission File Number:  000-05576

Spherix Incorporated
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
52-0849320
(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125, Tysons Corner, Virginia 22102
(Address of principal executive offices)

703-992-9260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 28, 2013, Robert Clayton elected not to extend his employment with Spherix Incorporated (the "Company") and resigned from his position as the Company's Chief Financial Officer, Treasurer and Corporate Secretary and all positions held with the Company's subsidiaries. On March 29, 2013, Mr. Clayton and the Company entered into an Extension Letter, extending Mr. Clayton's employment with the Company until June 30, 2013. Mr. Clayton did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company's operations, policies or practices.

On July 1, 2013, Robert Lodder elected not to extend his employment with the Company and resigned from his position President of the Company as contemplated by the Retention Agreement previously entered with Mr. Lodder on January 22, 2013. Mr. Lodder did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated

Date:   July 3, 2013
By:	/s/ Harvey J. Kesner

Name: Harvey J. Kesner
Title: Interim Chief Executive Officer